Exhibit 5.1

[LETTERHEAD OF STRADLING YOCCA CARLSON & RAUTH]

January 18, 2007

Cortex Pharmaceuticals, Inc.

15241 Barranca Parkway

Irvine, California 92618

Re:	Registration Statement on Form S-3—Registration No. 333-138844

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of 5,021,427 shares of Common Stock, $0.001 par value per share, of the Company (the “Shares”), warrants to purchase up to 3,263,927 shares of Common Stock of the Company (the “Warrants”), and the shares of Common Stock of the Company issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants and the Shares, the “Securities”) pursuant to the Registration Statement on Form S-3, Registration No. 333-138844, filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 20, 2006 (the “Registration Statement”). The prospectus dated November 30, 2006 filed with the Registration Statement is hereinafter referred to as the “Base Prospectus”. The prospectus supplement dated January 16, 2007, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended, is hereinafter referred to as the “Prospectus Supplement”.

The Shares and the Warrants are to be sold to selected institutional investors pursuant to subscription agreements (the “Subscription Agreements”).

We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon the foregoing, we are of the opinion that:

1. The Shares, when issued and paid for in accordance with the terms and conditions of the Subscription Agreements, will be validly issued, fully paid and nonassessable.

2. The Warrants, when issued and paid for in accordance with the terms and conditions of the Subscription Agreements and duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws related to or affecting creditors’ rights and to general equity principles.

3. The Warrant Shares, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as an exhibit incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth

STRADLING YOCCA CARLSON & RAUTH